EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 7, 2008, accompanying the consolidated financial statements and schedule (which reports expressed an unqualified opinion and contain an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” and FAS 123(R), “Share-Based Payment”) and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Airspan Networks Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of the said reports in the Registration Statements of Airspan Networks Inc. on Forms S-8 (File No. 333-115788, effective May 24, 2004, File No. 333-62024, effective May 31, 2001, File No.333-62032 effective May 31, 2001, File No. 333-45260, effective September 6, 2000, and File No. 333-45262, effective September 6, 2000) and Forms S-3 (File No. 333-143667 effective June 11, 2007, File No. 333-140172, effective January 24, 2007 and File No. 333-127479 effective August 12, 2005).

Grant Thornton LLP

Miami, Florida

March 7, 2008